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                                                                      EXHIBIT 23




Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8, No. 333-48869) pertaining to USA Networks, Inc. Retirement Savings Plan of our report dated June 22, 1999, with respect to the financial statements and schedules of the USA Networks, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                   /s/ Ernst & Young LLP

Tampa, Florida
June 22, 1999